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                                                                      Exhibit 5


                              Quarles & Brady LLP
                            411 East Wisconsin Avenue
                            Milwaukee, WI 53202-4497



                                            July 7, 2000



Wisconsin Energy Corporation
231 West Michigan Street
P.O. Box 2949
Milwaukee, WI 53201

     Re: Wisconsin Energy Corporation 1993 Omnibus Stock Incentive Plan, as
         Amended

Ladies and Gentlemen:

     We are providing this opinion in connection with the Registration Statement of Wisconsin Energy Corporation (the "Company") on Form S-8 (the "Registration Statement") to be filed under the Securities Act of 1933, as amended (the "Act"), with respect to the proposed issuance by the Company of up to 2,750,000 shares of Common Stock, par value $.01 per share (the "Shares"), of the Company pursuant to the Company's 1993 Omnibus Stock Incentive Plan, as amended (the "Plan").

     We have examined: (i) the Registration Statement; (ii) the Company's Restated Articles of Incorporation and Bylaws, each as amended to date; (iii) the Plan; (iv) the corporate proceedings relating to the adoption and approval of the Plan and the authorization for the issuance of the Shares in accordance with the Plan; and (v) such other documents and records and such matters of law as we have deemed necessary in order to render this opinion.

     On the basis of the foregoing, we advise you that, in our opinion:

     1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Wisconsin.

     2. The Shares which are original issuance or treasury shares, when issued as and for the consideration contemplated by the Plan, will be validly issued, fully paid and nonassessable by the Company, subject to the personal liability which may be imposed on shareholders by Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as judicially interpreted, for debts owing to employees for services performed, but not exceeding six months service in any one case.
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Wisconsin Energy Corporation
July 7, 2000
Page 2

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving consent, we do not admit that we are "experts" within the meaning of Section 11 of the Act, or that we come within the category of persons whose consent is required by Section 7 of the Act.

                                                  Very truly yours,

                                                  /s/ Quarles & Brady LLP

                                                  QUARLES & BRADY LLP